For the semi-annual period ended April 30, 2007.
File number 811-08085
Strategic Partners Mutual Funds, Inc.



SUB-ITEM 77C
Submission of Matters to a Vote of Security Holders

Strategic Partners Balanced Fund
A Special Meeting of Shareholders of Strategic Partners
Balanced Fund, a series of Strategic Partners Mutual Funds,
Inc., was held on December 21, 2006. At such meeting, the shareholders of the Fund approved the following proposal.

To approve a plan of reorganization whereby all of the assets and liabilities of Strategic Partners Balanced Fund will be transferred to, and assumed by, Dryden Active
Allocation Fund, in exchange for shares of Dryden Active
Allocation Fund, and the cancellation of all of the shares of Strategic Partners Balanced Fund.


          For              Against          Abstain
        2,871,057          145,510          309,332

Strategic Partners High Yield Bond Fund
A Special Meeting of Shareholders of Strategic Partners High
Yield Bond Fund, a series of Strategic Partners Mutual
Funds, Inc., was held on December 21, 2006. At such meeting, the shareholders of the Fund approved the following proposal.

To approve a plan of reorganization whereby all of the assets and liabilities of Strategic Partners High Yield Bond Fund will be transferred to, and assumed by, Dryden High Yield Bond Fund, Inc., in exchange for shares of Dryden High Yield Bond Fund, Inc., and the cancellation of all of the shares of Strategic Partners High Yield Bond Fund.


          For               Against          Abstain

         6,170,025          297,765          561,149




Strategic Partners International Growth Fund
A Special Meeting of Shareholders of Strategic Partners International Growth Fund, a series of Strategic Partners Mutual Funds, Inc., was held on December 29, 2006. At such meeting, the shareholders of the Fund approved the following proposal.

To approve a plan of reorganization whereby all of the assets and liabilities of Strategic Partners International
Growth Fund, a series of Strategic Partners Mutual Funds,
Inc., will be transferred to, and assumed by, Dryden
International Equity Fund, a series of Prudential World
Fund, Inc., in exchange for shares of Dryden International
Equity Fund, and the cancellation of all of the shares of Strategic Partners International Growth Fund.

          For                Against           Abstain

          5,863,928          354,072          455,511


Strategic Partners Capital Growth Fund
A Special Meeting of Shareholders of Strategic Partners
Capital Growth Fund, a series of Strategic Partners Mutual
Funds, Inc., was held on December 29, 2006. At such meeting, the shareholders of the Fund approved the following proposal.

To approve a plan of reorganization whereby all of the assets and liabilities of Strategic Partners Capital Growth Fund will be transferred to, and assumed by, Jennison Conservative Growth Fund, in exchange for shares of Jennison Conservative Growth Fund, and the cancellation of all of the shares of Strategic Partners Capital Growth Fund.

          For                Against           Abstain

          13,307,388         956,903          1,318,473


Strategic Partners Large Cap Core Fund
A Special Meeting of Shareholders of Strategic Partners
Large Cap Core Fund, a series of Strategic Partners Mutual
Funds, Inc., was held on January 12, 2007. At such meeting, the shareholders of the Fund approved the following proposal.

To approve a plan of reorganization whereby all of the assets and liabilities of Strategic Partners Large Cap Core
Fund, a series of Strategic Partners Mutual Funds, Inc., will be transferred to, and assumed by, Dryden Large-Cap
Core Equity Fund, a series of Dryden Tax-Managed Funds, in exchange for shares of Dryden Large-Cap Core Equity Fund, and the cancellation of all of the shares of Strategic
Partners Large Cap Core Fund.

          For            Against          Abstain

      4,510,750          432,013          512,224

Strategic Partners Small-Cap Growth Fund
A Special Meeting of Shareholders of Strategic Partners
Small-Cap Growth Fund, a series of Strategic Partners Mutual
Funds, Inc., was held on January 5, 2007. At such meeting, the shareholders of the Fund approved the following proposal.

To approve a plan of reorganization whereby all of the assets and liabilities of Strategic Partners Small-Cap Growth Fund, a series of Strategic Partners Mutual Funds, Inc., will be transferred to, and assumed by, Jennison Small Company Fund, Inc., in exchange for shares of Jennison Small Company Fund, Inc., and the cancellation of all of the shares of Strategic Partners Small-Cap Growth Fund.

          For                Against          Abstain

          5,919,386          368,892          652,060

Strategic Partners Mid-Cap Growth Fund
A Special Meeting of Shareholders of Strategic Partners Mid-
Cap Growth Fund, a series of Strategic Partners Mutual
Funds, Inc., was held on February 16, 2007. At such meeting, the shareholders of the Fund approved the following proposal.

To approve a plan of reorganization whereby all of the assets and liabilities of Strategic Partners Mid-Cap Growth Fund, a series of Strategic Partners Mutual Funds, Inc., will be transferred to, and assumed by, Jennison U.S. Emerging Growth Fund, Inc., in exchange for shares of Jennison U.S. Emerging Growth Fund, Inc., and the cancellation of all of the shares of Strategic Partners Mid-Cap Growth Fund.

          For                Against          Abstain

          9,297,324          538,003          854,524

Strategic Partners Core Value Fund
A Special Meeting of Shareholders of Strategic Partners Core Value Fund, a series of Strategic Partners Mutual Funds, Inc., was held on January 12, 2007. At such meeting, the shareholders of the Fund approved the following proposal.

To approve a plan of reorganization whereby all of the assets and liabilities of Strategic Partners Core Value Fund, a series of Strategic Partners Mutual Funds, Inc., will be transferred to, and assumed by, Jennison Value Fund, in exchange for shares of Jennison Value Fund, and the cancellation of all of the shares of Strategic Partners Core Value Fund.

          For                Against           Abstain

          1,369,738          91,594            135,325